Exhibit 99.1

Google Inc. Announces Second Quarter 2015 Results

•	Revenues of $17.7 billion and revenue growth of 11% year over year; constant currency revenue growth of 18% year over year

•	Strong performance of core search business, particularly mobile, complemented by growth in YouTube and Programmatic Advertising

•	GAAP and non-GAAP operating income grew 13% and 16%, respectively, year over year

•	GAAP diluted EPS for Class A and B common stock and Class C capital stock of $4.93 and $6.43, respectively, and non-GAAP diluted EPS of $6.99

•	Strong operating cash flow of $7.0 billion
MOUNTAIN VIEW, Calif. – July 16, 2015 – Google Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended June 30, 2015.
“Our strong Q2 results reflect continued growth across the breadth of our products, most notably core search, where mobile stood out, as well as YouTube and programmatic advertising”, said Ruth Porat, CFO of Google.  “We are focused every day on developing big new opportunities across a wide range of businesses. We will do so with great care regarding resource allocation.”

Q2 2015 Financial Highlights

The following summarizes our consolidated financial results for the quarters ended June 30, 2014 and 2015 (in millions, except for per share information; unaudited):

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2015
Revenues	$15,955	$17,727
Increase in revenues year over year	22%	11%

Traffic acquisition costs (TAC)	$3,293	$3,377

GAAP operating income	$4,258	$4,825
GAAP operating margin	27%	27%
Non-GAAP operating income	$5,138	$5,957
Non-GAAP operating margin	32%	34%

GAAP net income*	$3,351	$3,931
Non-GAAP net income	$4,104	$4,829

GAAP diluted EPS for Class A and B common stock*	$4.88	$4.93
GAAP diluted EPS for Class C capital stock*	$4.88	$6.43
Non-GAAP diluted EPS for Class A and B common stock and Class C capital stock	$5.98	$6.99
*GAAP net income and diluted EPS include Net Loss from Discontinued Operations for the three months ended June 30, 2014.
Operating income, operating margin, net income, and earnings per share (EPS) are reported on a GAAP and non-GAAP basis. Non-GAAP operating income and non-GAAP operating margin exclude stock-based compensation (SBC) expense from continuing operations. Non-GAAP net income and non-GAAP diluted EPS exclude SBC expense from continuing operations, net of the related tax benefits, as well as the impact from Net Loss from Discontinued Operations. Non-GAAP diluted EPS also excludes the impact from the adjustment payment to Class C capital stockholders. These non-GAAP measures, as well as free cash flow, an alternative non-GAAP measure of liquidity, and non-GAAP constant currency revenues and growth, are described and reconciled to the corresponding GAAP measures at the end of this release.
Adjustment Payment in Relation to Class C Capital Stock Distribution
In May 2015, we paid $522 million to the holders of Class C capital stock in the form of approximately 853 thousand shares of Class C capital stock and $47 million of cash in lieu of fractional shares of Class C capital stock, in accordance with the settlement of litigation involving the authorization to distribute Class C capital stock (the Adjustment Payment). The

Adjustment Payment was allocated to the numerator for calculating Net income per share of Class C capital stock from Net income available to all stockholders and the remaining undistributed earnings were allocated on a pro rata basis to Class A and Class B common stock and Class C capital stock based on the number of shares used in the per share computation for each class of stock. The weighted-average share impact of the Adjustment Payment is included in the denominator of both basic and diluted net income per share computations for the three and six months ended June 30, 2015.

Q2 2015 Financial Summary
Revenues and Monetization
Revenues by source (in millions; unaudited):

	Three Months Ended June 30, 2015	Change from Q2 2014 to Q2 2015 (YoY)	Change from Q1 2015 to Q2 2015 (QoQ)
Google websites	$12,402	13%	4%
Google Network Members' websites	3,621	2%	1%
Total advertising revenues*	16,023	11%	3%
Other revenues	1,704	17%	(3)%
Revenues	$17,727	11%	3%
*Advertising revenues are generally reported on a gross basis, consistent with GAAP, without deducting TAC.
Had foreign exchange rates remained constant from the second quarter of 2014 through the second quarter of 2015, our revenues in the second quarter of 2015 would have been $1,103 million higher with a constant currency growth rate of 18% year over year. This includes a foreign exchange rate impact of $1,574 million, offset by hedging gains of $471 million related to our foreign exchange risk management program. Our constant currency revenues are presented in the financial tables following this release as well as in the accompanying materials on the Investor Relations website.
Paid clicks and cost-per-click information (unaudited):

	Change from Q2 2014 to Q2 2015 (YoY)	Change from Q1 2015 to Q2 2015 (QoQ)
Aggregate paid clicks	18%	7%
Paid clicks on Google websites	30%	10%
Paid clicks on Google Network Members' websites	(9)%	(2)%

Aggregate cost-per-click	(11)%	(4)%
Cost-per-click on Google websites	(16)%	(5)%
Cost-per-click on Google Network Members' websites	(3)%	(3)%
Costs and Expenses
Traffic acquisition costs (TAC), other cost of revenues, operating expenses, stock-based compensation expense, and depreciation and amortization expense (in millions; unaudited):

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2015
TAC to Google Network Members	$2,400	$2,432
TAC to distribution partners	$893	$945
Total TAC	$3,293	$3,377

TAC to Google Network Members as % of Google Network Members' revenues	67%	67%
TAC to distribution partners as % of Google Website revenues	8%	8%
Total TAC as % of advertising revenues	23%	21%

Other cost of revenues	$2,821	$3,206
Other cost of revenues as % of revenues	18%	18%

Operating expenses (other than cost of revenues)	$5,583	$6,319

Operating expenses as % of revenues	35%	36%

Stock-based compensation expense*	$880	$1,132
Tax benefit related to stock-based compensation expense	$(195)	$(234)
Depreciation, amortization, and impairment charges*	$1,079	$1,234
*Included in Cost of revenues and Operating expenses. Excludes impact from discontinued operations for the three months ended June 30, 2014.
Supplemental Information (in millions except for headcount data; unaudited)

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2015
Cash, cash equivalents, and marketable securities	$61,204	$69,780
Net cash provided by operating activities	$5,627	$6,985
Capital expenditures*	$2,646	$2,515
Free cash flow	$2,981	$4,470
Effective tax rate	22%	21%
Headcount	48,584	57,148
*For Q2 2015, our capital expenditures are primarily related to production equipment and data center construction.
Adjustments to Previously Reported Financial Information
In the second quarter of 2015, we identified an incorrect classification of certain revenues between legal entities, and as a consequence, we revised our income tax expense for periods beginning in 2008 through the first quarter of 2015 in the cumulative amount of $711 million. The income tax amount is not material to the periods impacted and consolidated revenues are not impacted. We have elected to revise previously issued consolidated financial statements in our upcoming filings to correct prior periods. Please refer to the supplementary slides posted on our Investor Relations website for revised historical financial information.
In the first quarter of 2015, we reclassified revenues primarily related to DoubleClick ad serving software revenues from Other revenues to Advertising revenues from Google Network Members' Websites. Prior period amounts have been adjusted to conform with our current period presentation.
Webcast and Conference Call Information
A live audio webcast of Google’s second quarter 2015 earnings release call will be available at http://investor.google.com/webcast.html. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, the financial tables, as well as other supplemental information including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on that site.
We also announce investor information, including news and commentary about our business and financial performance, SEC filings, notices of investor events and our press and earnings releases, on our investor relations website (http://investor.google.com).
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are on file with the SEC and are available on our investor relations website at investor.google.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.  All information provided in this release and in the attachments is as of July 16, 2015, and we undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted EPS, free cash flow, non-GAAP constant currency revenues, and non-GAAP constant currency revenue growth. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, such as SBC, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," "Reconciliation from net cash provided by operating activities to free cash flow," and "Reconciliation from GAAP revenues to non-GAAP constant currency revenues" included at the end of this release.
Contact
Investor Relations                                Media
investor-relations@google.com                            press@google.com

Google Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and par value amounts which are reflected in thousands, and par value per share amounts)

	As of December 31, 2014	As of June 30, 2015
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,347	$18,453
Marketable securities	46,048	51,327
Total cash, cash equivalents, and marketable securities (including securities loaned of $4,058 and $4,448)	64,395	69,780
Accounts receivable, net of allowance of $225 and $235	9,383	9,394
Receivable under reverse repurchase agreements	875	625
Deferred income taxes, net	1,322	1,316
Income taxes receivable, net	591	0
Prepaid revenue share, expenses and other assets	3,412	3,049
Total current assets	79,978	84,164
Prepaid revenue share, expenses and other assets, non-current	3,280	3,403
Non-marketable investments	3,079	4,409
Property and equipment, net	23,883	27,008
Intangible assets, net	4,607	4,213
Goodwill	15,599	15,610
Total assets	$130,426	$138,807
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,715	$1,315
Short-term debt	2,009	3,008
Accrued compensation and benefits	3,069	2,466
Accrued expenses and other current liabilities	4,434	4,396
Accrued revenue share	1,952	1,823
Securities lending payable	2,778	2,694
Deferred revenue	752	712
Income taxes payable, net	96	948
Total current liabilities	16,805	17,362
Long-term debt	3,228	2,225
Deferred revenue, non-current	104	108
Income taxes payable, non-current	3,340	3,615
Deferred income taxes, net, non-current	1,971	1,754
Other long-term liabilities	1,118	1,960
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 680,172 (Class A 286,560, Class B 53,213, Class C 340,399) and par value of $680 (Class A $287, Class B $53, Class C $340) and 685,490 (Class A 289,834, Class B 51,748, Class C 343,908) and par value of $686 (Class A $290, Class B $52, Class C $344) shares issued and outstanding	28,767	30,722
Accumulated other comprehensive income (loss)	27	(929)

Retained earnings	75,066	81,990
Total stockholders’ equity	103,860	111,783
Total liabilities and stockholders’ equity	$130,426	$138,807

Google Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
	(unaudited)
Revenues	$15,955	$17,727	$31,375	$34,985
Costs and expenses:
Cost of revenues	6,114	6,583	12,075	12,939
Research and development	2,238	2,789	4,364	5,542
Sales and marketing	1,941	2,080	3,670	4,145
General and administrative	1,404	1,450	2,893	3,087
Total costs and expenses	11,697	12,902	23,002	25,713
Income from operations	4,258	4,825	8,373	9,272
Interest and other income, net	145	131	502	288
Income from continuing operations before income taxes	4,403	4,956	8,875	9,560
Provision for income taxes	984	1,025	1,887	2,114
Net income from continuing operations	3,419	3,931	6,988	7,446
Net loss from discontinued operations	(68)	0	(266)	0
Net income	$3,351	$3,931	$6,722	$7,446
Less: Adjustment Payment to Class C capital stockholders	0	522	0	522
Net income available to all stockholders	$3,351	$3,409	$6,722	$6,924
Basic net income (loss) per share of Class A and B common stock:
Continuing operations	$5.06	$4.99	$10.37	$10.15
Discontinued operations	(0.10)	0.00	(0.39)	0.00
Basic net income per share of Class A and B common stock	$4.96	$4.99	$9.98	$10.15
Basic net income (loss) per share of Class C capital stock:
Continuing operations	$5.06	$6.51	$10.37	$11.68
Discontinued operations	(0.10)	0.00	(0.39)	0.00
Basic net income per share of Class C capital stock	$4.96	$6.51	$9.98	$11.68
Diluted net income (loss) per share of Class A and B common stock:
Continuing operations	$4.98	$4.93	$10.19	$10.03
Discontinued operations	(0.10)	0.00	(0.39)	0.00
Diluted net income per share of Class A and B common stock	$4.88	$4.93	$9.80	$10.03
Diluted net income (loss) per share of Class C capital stock:
Continuing operations	$4.98	$6.43	$10.19	$11.53
Discontinued operations	(0.10)	0.00	(0.39)	0.00
Diluted net income per share of Class C capital stock	$4.88	$6.43	$9.80	$11.53

Google Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
	(unaudited)
Operating activities
Net income	$3,351	$3,931	$6,722	$7,446
Adjustments:
Depreciation expense and impairment of property and equipment	813	1,011	1,629	1,949
Amortization and impairment of intangible and other assets	266	223	536	462
Stock-based compensation expense	915	1,132	1,802	2,335
Excess tax benefits from stock-based award activities	(137)	(111)	(292)	(216)
Deferred income taxes	(282)	(221)	(138)	(150)
Gain on equity interest	(23)	0	(126)	0
(Gain) loss on marketable and non-marketable investments, net	(58)	17	(239)	33
Other	41	55	91	116
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(721)	(767)	(454)	(69)
Income taxes, net	(192)	1,123	90	1,950
Prepaid revenue share, expenses and other assets	827	19	519	62
Accounts payable	(163)	(374)	14	(398)
Accrued expenses and other liabilities	1,011	838	(68)	237
Accrued revenue share	2	84	(68)	(121)
Deferred revenue	(23)	25	0	(34)
Net cash provided by operating activities	5,627	6,985	10,018	13,602
Investing activities
Purchases of property and equipment	(2,646)	(2,515)	(4,991)	(5,442)
Purchases of marketable securities	(12,775)	(20,568)	(24,857)	(33,126)
Maturities and sales of marketable securities	14,199	17,197	23,605	27,586
Purchases of non-marketable investments	(299)	(375)	(467)	(1,449)
Cash collateral related to securities lending	934	1,036	1,713	(84)
Investments in reverse repurchase agreements	(50)	200	0	250
Acquisitions, net of cash acquired, and purchases of intangibles and other assets	(543)	(78)	(3,490)	(142)
Net cash used in investing activities	(1,180)	(5,103)	(8,487)	(12,407)
Financing activities
Net payments related to stock-based award activities	(595)	(511)	(921)	(1,004)
Excess tax benefits from stock-based award activities	137	111	292	216
Adjustment Payment to Class C capital stockholders	0	(47)	0	(47)
Proceeds from issuance of debt, net of costs	2,877	3,393	6,293	6,698
Repayments of debt	(3,881)	(3,396)	(6,304)	(6,704)
Net cash used in financing activities	(1,462)	(450)	(640)	(841)
Effect of exchange rate changes on cash and cash equivalents	(4)	45	(9)	(248)
Net increase in cash and cash equivalents	2,981	1,477	882	106

Cash and cash equivalents at beginning of period	16,639	16,976	18,898	18,347
Reclassification of assets previously held for sale	0	0	(160)	0
Cash and cash equivalents at end of period	$19,620	$18,453	$19,620	$18,453

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures
The following table presents certain non-GAAP consolidated results before certain items (in millions, except per share amounts, unaudited):

	Three Months Ended June 30, 2014				Three Months Ended June 30, 2015
	GAAP Actual	Adjustments		Non-GAAP Results	GAAP Actual	Adjustments		Non-GAAP Results
Revenues	$15,955			$15,955	$17,727			$17,727

Cost of revenues	6,114	$100	(b)	6,014	6,583	$163	(b)	6,420
Research and development	2,238	447	(b)	1,791	2,789	583	(b)	2,206
Sales and marketing	1,941	158	(b)	1,783	2,080	196	(b)	1,884
General and administrative	1,404	175	(b)	1,229	1,450	190	(b)	1,260
Income from operations	$4,258	$880		$5,138	$4,825	$1,132		$5,957
Operating Margin (a)	26.7%			32.2%	27.2%			33.6%

		$880	(b)			$1,132	(b)
		(195)	(c)			(234)	(c)
		68	(d)			0	(d)
Net income	$3,351	$753		$4,104	$3,931	$898		$4,829
Less: Adjustment Payment to Class C capital stockholders	0	0		0	522	(522)	(e)	0
Net income available to all stockholders	$3,351	$753		$4,104	$3,409	$1,420		$4,829
Diluted net income per share of Class A and B common stock	$4.88			$5.98	$4.93			$6.99
Diluted net income per share of Class C capital stock	$4.88			$5.98	$6.43			$6.99
(a) Operating margin is defined as income from operations divided by revenues. Non-GAAP operating margin is defined as non-GAAP income from operations divided by revenues.
(b) To eliminate stock-based compensation expense from continuing operations.
(c) To eliminate income tax effects related to expense noted in (b).
(d) To eliminate net loss from discontinued operations.
(e) To eliminate Adjustment Payment to Class C capital stockholders.
Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income excluding expenses related to SBC, and, as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenues. Google considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of SBC, and as applicable, other special items so that Google's management and investors can compare Google's recurring core business operating results over multiple periods. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Google's management believes that providing a non-GAAP financial measure that excludes SBC allows investors to make meaningful comparisons between Google's recurring core business operating results and those of other companies, as well as providing Google's management with an important tool for financial and operational decision making and for evaluating Google's own recurring core business operating results over different periods of time. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes some costs, namely, SBC, that are recurring. SBC has been and will continue to be for the foreseeable future a significant recurring expense in Google's business. Second, SBC is an important part of our employees' compensation. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.
Non-GAAP net income and diluted EPS. We define non-GAAP net income as net income excluding expenses related to SBC and, as applicable, other special items less the related tax effects, as well as net income (loss) from discontinued operations. The tax effects of SBC and, as applicable, other special items are calculated using the tax-deductible portion of SBC, and, as applicable, other special items, and applying the entity-specific, U.S. federal and blended state tax rates.  We define non-GAAP diluted EPS as non-GAAP net income divided by total weighted average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that Google uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP diluted EPS the tax effects associated with SBC and, as applicable, other special items. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. The same limitations described above regarding Google's use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted EPS and evaluating non-GAAP net income and non-GAAP diluted EPS together with net income and diluted EPS calculated in accordance with GAAP.

Reconciliation from net cash provided by operating activities to free cash flow (in millions, unaudited):

Three Months Ended June 30, 2015
Net cash provided by operating activities	$6,985
Less: purchases of property and equipment	(2,515)
Free cash flow	$4,470

Net cash used in investing activities (a)	$(5,103)

Net cash used in financing activities	$(450)
(a) Includes purchases of property and equipment.
Free cash flow. We define free cash flow as net cash provided by operating activities less capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology assets and land and buildings, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Google is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Our management compensates for this limitation by providing information about our capital expenditures on the face of the statement of cash flows and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Google has computed free cash flow using the same consistent method from quarter to quarter and year to year.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions):

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2015
	(using Q2'14's FX rates)	(using Q1'15's FX rates)
	(unaudited)
United Kingdom revenues (GAAP)	$1,678	$1,678
Exclude foreign exchange impact on Q2'15 revenues using Q2'14 rates	167	N/A
Exclude foreign exchange impact on Q2'15 revenues using Q1'15 rates	N/A	30
Exclude hedging gains recognized in Q2'15	(54)	(54)
United Kingdom revenues excluding foreign exchange and hedging impact (Non-GAAP)	$1,791	$1,654

Rest of the world revenues (GAAP)	$8,001	$8,001
Exclude foreign exchange impact on Q2'15 revenues using Q2'14 rates	1,407	N/A
Exclude foreign exchange impact on Q2'15 revenues using Q1'15 rates	N/A	292
Exclude hedging gains recognized in Q2'15	(417)	(417)
Rest of the world revenues excluding foreign exchange and hedging impact (Non-GAAP)	$8,991	$7,876

United States revenues (GAAP)	$8,048	$8,048

Constant currency revenues (Non-GAAP)	$18,830	$17,578
Prior period revenues, excluding hedging gains (Non-GAAP)	$15,949	$16,947
Constant currency revenue growth (Non-GAAP)	18%	4%
Non-GAAP constant currency revenues and growth. We define non-GAAP constant currency revenues as total revenues excluding the impact of foreign exchange rate movements and hedging activities, and use it to determine the constant currency revenue growth on year-on-year and quarter-on-quarter bases. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates, as well as excluding any hedging gains realized in the current quarter. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter revenues over prior period revenues, where current quarter international revenues are translated using prior period exchange rates and hedging benefits are excluded from revenues of both periods. We consider non-GAAP constant currency revenues and growth as useful metrics as they facilitate management's internal comparison to our historical performance because they exclude the effects of foreign currency volatility that are not indicative of our core operating results.

The following table presents our revenues by revenue source (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
	(unaudited)
Advertising revenues:
Google websites	$10,935	$12,402	$21,404	$24,334
Google Network Members' websites	3,563	3,621	7,091	7,197
Total advertising revenues	14,498	16,023	28,495	31,531
Other revenues	1,457	1,704	2,880	3,454
Revenues	$15,955	$17,727	$31,375	$34,985

The following table presents our revenues, by revenue source, as a percentage of revenues:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
	(unaudited)
Advertising revenues:
Google websites	69%	70%	68%	70%
Google Network Members' websites	22%	20%	23%	20%
Total advertising revenues	91%	90%	91%	90%
Other revenues	9%	10%	9%	10%
Revenues	100%	100%	100%	100%